AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             TELEPHONE ACCESS, INC.

                     Pursuant to Sections 242 and 245 of the
                        Delaware General Corporation Law

            Telephone Access, Inc., a corporation existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

            (a) the name of the Corporation is Telephone Access, Inc.;

            (b) the Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware, on the 11th day of August, 1983;

            (c) this Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, (i) the Board of Directors of the Corporation having duly adopted a resolution approving such amendment and declaring its advisability by means of a unanimous written consent in lieu of a meeting of the Board of Directors of the Corporation and (ii) in lieu of a meeting and vote of stockholders, the holders of the capital stock of the Corporation having not less than the minimum number of votes necessary to approve such amendment at a meeting at which all stockholders having a right to vote thereon were present and voted having duly consented in writing to the adoption of such amendment and written notice thereof in accordance with Section 228(c) of the General Corporation Law of the State of Delaware having been given to the stockholders who did not so consent; and

            (d) the Certificate of Incorporation of the Corporation is hereby amended and restated to read in full as follows:

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             TELEPHONE ACCESS, INC.

            THE UNDERSIGNED, for the purpose of forming a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

            FIRST: The name of the corporation is Telephone Access, Inc. (the "Corporation").

            SECOND: The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805, which address is located in the County of New Castle, and the name of the Corporation's registered agent at such address is the Corporation Service Company.

            THIRD: The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

            FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock"), and 20,000,000 shares of common stock, $.01 par value per share (the "Common Stock"). The powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions of the Preferred Stock and the Common Stock shall be as follows:

            I.    Common Stock

            1. The Corporation hereby constitutes two classes of its Common Stock as follows:

            An aggregate of 19,500,000 shares of Common Stock are hereby constituted as a class designated as "Common Stock" and an aggregate of 500,000 shares of Common Stock are hereby constituted as a class designated as "Non-Voting Common Stock".

            2. Except as set forth in paragraph 3 below, the Common Stock and the Non-Voting Common Stock shall be identical in all respects, except that the holders of NonVoting Common Stock shall have no voting power for any purpose whatsoever and the holders of Common Stock shall, to the exclusion of the holders of the Non-Voting Common Stock, have full voting powers for all purposes.

            3. Each share of Non-Voting Common Stock shall be convertible at any time, at the option of the holders of the Non-Voting Common Stock, into shares of Common Stock at the rate of one share of Common Stock for each share of NonVoting Common Stock converted, on or after the earlier to occur of (i) December 31, 2000 or (ii) the closing of the initial sale by the Corporation to the public, through an underwritten public offering, of shares of Common Stock, pursuant to a registration statement, under the Securities Act of 1933, as amended (the "Act"). In order to exercise such conversion privilege, the holder of any shares of NonVoting Common Stock shall surrender the certificate or certificates for the shares of Non-Voting Common Stock to be converted, accompanied by appropriate instruments of surrender or transfer, to the Corporation at the office of any transfer agent designated by the Corporation for that purpose. The certificate or certificates for such shares of Non-Voting Common Stock shall also be accompanied by a written notice to the effect that the holder elects to convert all, or a number less than all, of such shares of Non-Voting Common Stock. In case the number of shares of Non-Voting Common Stock which such holder so elects to convert would, but for the provisions of this sentence, result in the issuance of a fraction of a share of Common Stock, the number of shares of Common Stock issuable on such conversion shall be reduced to the next lower whole number of shares of Common Stock and no adjustments, by way of cash, scrip, fractional shares or otherwise, shall be made. Such notice shall state the name or names in which shall be issued the certificate or certificates for shares of Common Stock issuable upon such conversion and the certificate or certificates, if any, for shares of Non-Voting Common Stock covered by the certificate or certificates so surrendered but not intended to be converted. In case a certificate so to be issued is to be issued in a name or names different from the name or names in which the shares of Non-Voting Common Stock so surrendered were registered, the holder surrendering the same shall pay or cause provision to be made for the payment of all applicable stock transfer taxes. As promptly as practicable after the receipt of such notice and the surrender of such certificate or certificates, the Corporation shall, without charge (other than stock transfer taxes, as stated), issue and deliver to such holder or pursuant to the written instructions of such holder (i) a certificate or certificates for the number of shares of Common Stock issuable upon conversion of such shares of Non-Voting Common Stock in accordance with such notice and
(ii) a certificate or certificates for a number of shares of Non-Voting Common Stock equal to the number, if any, by which the number of shares represented by the certificate or certificates so surrendered shall exceed the number of shares converted into shares of Common Stock. Such conversion shall be deemed to have been effected at the close of business on the date on which such certificate or certificates for shares of Non-Voting Common Stock, accompanied by instruments of transfer or surrender and written notice as stated above, shall have been received by the Corporation, so that the rights of the holder or holders of such converted shares as a holder or holders of NonVoting Common Stock shall cease at such time and the person or persons entitled to receive shares of Common Stock upon such conversion shall be treated for all purposes as having become the record holder or holders of such shares of NonVoting Common Stock at such time; provided that any shares of Non-Voting Common Stock so received by the Corporation on a date which is not a business day or on a date when the stock transfer books of the Corporation shall be closed or on a date fixed by the Board of Directors as a record date for the determination of the stockholders of record for any purpose shall be deemed to have been received on the next succeeding business day on which such stock transfer books shall be open or following such record date.

            4. In the event that any dividend or other distribution shall be made on the Common Stock payable in shares of Common Stock, a dividend or distribution on the Non-Voting Common Stock payable in shares of Non-Voting Common Stock shall simultaneously be made in such amount that the number of outstanding shares of Non-Voting Common Stock shall be increased as a result of the dividend or distribution on the Non-Voting Common Stock in the same proportion as the number of outstanding shares of Common Stock are increased as a result of the dividend or distribution on the Common Stock.

            5. The shares of Common Stock shall not be split up or subdivided, or combined, whether by stock distribution, reclassification, recapitalization or otherwise, so as to increase or decrease the number of shares thereof outstanding unless at the same time the shares of the Non-Voting Common Stock are split up or subdivided or combined, so that the number of shares of that stock outstanding shall be proportionately increased or decreased.

            6. Any shares of Common Stock reacquired by the Corporation in exchange for shares of Non-Voting Common Stock shall be cancelled and retired and may not be reissued nor may any other shares of Common Stock or of Non-Voting Common Stock be issued in lieu of that stock, and the number of shares of Common Stock, and the total number of shares, which the Corporation is authorized to have outstanding shall be accordingly reduced. Any shares of Non-Voting Common Stock converted into Common Stock shall be cancelled and retired and may not be reissued nor may any other shares of Common Stock or of Non-Voting Common Stock be issued in lieu of that stock, and the number of shares of Non-Voting Common Stock, and the total number of shares, which the Corporation is authorized to have outstanding shall be accordingly reduced.

            II.   Blank Check Preferred Stock

            1. (a) Shares of Preferred Stock may be issued by the Corporation from time to time as shares of one or more series of Preferred Stock, and in the resolution or resolutions providing for the issue of shares of each particular series, before issuance, the Board of Directors of the Corporation is expressly authorized to fix:

            (i) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

            (ii) the rate of dividends payable on such series, whether or not dividends shall be cumulative, the date or dates from which dividends shall accrue and, if cumulative, the relationship which such dividends shall bear to dividends payable on any other series;

            (iii) whether or not the shares of such series shall be subject to redemption by the Corporation and, if so, the times, prices and other terms and conditions of such redemption;

            (iv) whether or not the shares of such series shall be subject to the operation of a sinking fund or a fund of a similar nature and, if so, the terms thereof;

            (v) the rights of the shares of each series in case of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or upon any distribution of its assets;

            (vi) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other series or class of stock of the Corporation and, if so, the terms of conversion or exchange;

            (vii) whether or not the shares of such series shall have voting rights in addition to the voting rights provided by law and in paragraph 5 below and, if so, the nature and extent thereof; and

            (viii) the consideration to be received by the Corporation for the shares of such series.

            (b) The shares of the Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from which dividends thereon shall accrue or be cumulative.

            (c) In case the stated dividends and the amounts, if any, payable on liquidation, dissolution or winding up of the Corporation are not paid in full, the shares of each series of the Preferred Stock, after the payment in full of such dividends and amounts to all series of the Preferred Stock ranking senior to such series and before any payment to any series ranking junior thereto, shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on said shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends, in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

            (d) Upon the issuance of any series of Preferred Stock, a certificate setting forth the resolution or resolutions (including the designation, description and terms of such series) adopted by the Board of Directors with respect to such series shall be made and filed in accordance with the then applicable requirements, if any, of the laws of the State of Delaware, or, if no certificate is then so required, such certificate shall be signed and acknowledged on behalf of the Corporation by its President or a Vice President, and its corporate seal shall be affixed thereto and attested by its Secretary or an Assistant Secretary, and such certificate shall be filed and kept on file at the principal office of the Corporation in the State of Delaware or at such other place or places as the Board of Directors shall designate.

            2. The holders of each series of the Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds of the Corporation legally available for the payment of dividends, dividends in cash at the annual rate for such series provided by the Board of Directors in the certificate made pursuant to subparagraph (d) of paragraph 1 above with respect to such series, before any dividends, other than dividends payable in shares of Common Stock to all holders of Common Stock, shall be declared and paid upon or set apart for the holders of any series of the Preferred Stock ranking junior to such series as to dividends or of any Junior Stock (as hereinafter defined), payable in respect of each calendar quarter on a date, which shall be provided by the Board of Directors in such certificate with respect to such series, within fifty (50) days following the end of such quarter. Such dividends on the Preferred Stock shall be payable to holders of such series of record on the date, not exceeding fifty (50) days preceding the dividend payment date, fixed for such purpose by the Board of Directors with respect to such series in advance of the payment of each particular dividend.

            3. If so provided by the Board of Directors in the certificate made pursuant to subparagraph (d) of paragraph 1 above with respect to any series of the Preferred Stock, the Corporation may redeem the whole or any part of such series, at such time or times and from time to time and at such redemption price or prices as may be provided by the Board of Directors in such certificate and otherwise upon the terms and conditions fixed by the Board of Directors in such certificate for any such redemptions.

            4. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of each series of the Preferred Stock then outstanding shall be entitled to receive, after the payment in full of all amounts to which the holders of all series of the Preferred Stock ranking senior thereto are entitled, out of the assets of the Corporation, before any distribution or payment shall be made to the holders of any series of the Preferred Stock ranking junior to such series upon liquidation, dissolution or winding up of the Corporation, or of any Junior Stock, the amount, if any, for each share provided by the Board of Directors in the certificate made pursuant to subparagraph (d) of paragraph 1 of this subsection II above. If payment shall have been made in full to the holders of each series of the Preferred Stock, the remaining assets of the Corporation shall be distributed among the holders of the Junior Stock, according to their respective rights and preferences and pro rata in accordance with their respective holdings.

            5. On all matters with respect to which holders of the Preferred Stock or of certain series thereof are entitled to vote as a single class, each holder of Preferred Stock afforded such class voting right shall be entitled to one vote for each share held.

            6. For purposes of this Article FOURTH, the term "Junior Stock" shall mean the Common Stock and any other class of stock of the Corporation hereafter authorized which shall rank junior to all series of the Preferred Stock as to all dividends or preference on dissolution, liquidation or winding up of the Corporation.

            7. Subject to all rights of the Preferred Stock, dividends may be paid on the Common Stock as and when declared by the Board of Directors of the Corporation out of any funds of the Corporation legally available for the payment thereof.

            8. After payment shall have been made in full to the holders of the Preferred Stock in the event of any liquidation, dissolution or winding-up of the affairs of the Corporation, the remaining assets of the Corporation shall be distributed to the holders of the Common Stock on a pro rata basis.

            9. Unless the Board of Directors shall provide in any certificate made pursuant to subparagraph (d) of paragraph 1 of this subsection II above with respect to a series of the Preferred Stock that the holders of shares of such series shall have voting rights for the election of directors and for all other purposes, the holders of the Common Stock shall possess full voting power for the election of directors and for all other purposes, each holder of Common Stock entitled to vote being entitled to one vote for each share of Common Stock held of record by such holder.

            III.  8% Cumulative Preferred Stock

            The first series of Preferred Stock designated by the Corporation and the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such class, and the qualifications, limitations or restrictions thereof, are as follows:

                  (1) Designation and Amount. An aggregate of 18,000 shares of
            Preferred Stock, $.01 par value, of the Corporation, are hereby constituted as a class designated as "8% Cumulative Preferred Stock." Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of such class to a number less than the number of shares of such class then outstanding plus the number of shares of such class reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into shares of such class.

                  (2) Dividends. The holders of the 8% Cumulative Preferred
            Stock shall be entitled to receive dividends in cash, when and as declared by the Board of Directors, but only out of any funds of the Corporation legally available therefor. The dividend rate for the 8% Cumulative Preferred Stock shall be $8.00 per share per annum, and shall be payable quarterly on March 31, June 30, September 30 and December 31 in each year commencing March 31, 1997. If dividends with respect to the 8% Cumulative Preferred Stock are to be declared for any dividend period, then not less than 20 days prior to the date for payment of such dividend, the Board of Directors shall by resolution declare a dividend for such quarterly period, out of funds legally available therefor, at the rate prescribed herein. Dividends shall be cumulative on shares of 8% Cumulative Preferred Stock from the date of original issuance thereof. If the full amount of the dividends on the 8% Cumulative Preferred Stock, including all accumulated and unpaid dividends, payable upon any quarterly payment date is not so paid, then such dividends shall cumulate until so paid. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the 8% Cumulative Preferred Stock that may be in arrears. If full cumulative dividends are not paid on the 8% Cumulative Preferred Stock, all dividends declared on shares of the 8% Cumulative Preferred Stock shall be paid pro rata to the holders of the outstanding 8% Cumulative Preferred Stock. So long as any shares of 8% Cumulative Preferred Stock are outstanding, the Corporation shall not declare, pay or set aside for payment any dividends or other distributions in respect of Junior Stock (as hereinafter defined), other than dividends payable in shares of Common Stock to all holders of Common Stock, or call for redemption or redeem any shares of Junior Stock unless full cumulative dividends for all past dividend periods shall have been declared and paid on the 8% Cumulative Preferred Stock.

                  (3) Liquidation, Dissolution or Winding Up. The amount payable on the 8% Cumulative Preferred Stock in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be $100 per share plus an amount equal to all dividends per share accrued (whether or not declared) during the dividend period in which such liquidation, dissolution or winding up occurs and all cumulated and unpaid dividends per share accrued during prior dividend periods. The merger or consolidation of the Corporation into or with another corporation, the merger or consolidation of any other corporation into or with the Corporation, or the sale, transfer, mortgage, pledge or lease of all or substantially all the assets of the Corporation shall not be deemed to be a liquidation, dissolution or winding up of the Corporation.

                  (4) Redemption. (a) The Corporation shall have the right, but not the obligation, to redeem all or part of the outstanding shares of the 8% Cumulative Preferred Stock at any time or from time to time. The price at which such stock shall be redeemed shall be $100 per share plus an amount equal to all dividends per share accrued (whether or not declared) during the dividend period in which the redemption occurs and all cumulated and unpaid dividends per share, if any, accrued during prior dividend periods. If less than all of the outstanding shares of the 8% Cumulative Preferred Stock shall be redeemed, the particular shares to be redeemed shall be allocated among the holders of the 8% Cumulative Preferred Stock on a pro rata basis.

                        (b) Notice of any redemption specifying the date fixed
            for said redemption and the place where the amount to be paid upon redemption is payable shall be mailed, postage prepaid, at least 30 days, but not more than 60 days, prior to said redemption date to the holders of record of the 8% Cumulative Preferred Stock to be redeemed at their respective addresses as the same shall appear on the books of the Corporation. If such notice of redemption shall have been so mailed, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the Corporation separate and apart from its other funds, in trust for the account of the holders of the shares to be redeemed (and so as to be and continue to be available therefor), then, on and after said redemption date, notwithstanding that any certificate for shares of the 8% Cumulative Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, the right to receive dividends thereon shall cease to accrue, and all rights with respect to such shares of the 8% Cumulative Preferred Stock so called for redemption shall forthwith cease and terminate, except only the right of the holders thereof to receive out of the funds so set aside in trust, the amount payable on redemption thereof, but without interest. However, if such notice of redemption shall have been so mailed, and if prior to the date of redemption specified in such notice said funds shall be deposited in trust for the account of the holders of the shares to be redeemed (and so as to be and continue to be available therefor), with a bank or trust company named in such notice doing business in the Borough of Manhattan in the City of New York and having capital, surplus and undivided profits of at least $50,000,000, thereupon and without awaiting the redemption date, all shares of 8% Cumulative Preferred Stock with respect to which such notice shall have been mailed and such deposit shall have been so made shall be deemed to be no longer outstanding, and all rights with respect to such shares of 8% Cumulative Preferred Stock shall forthwith, upon such deposit in trust, cease and terminate, except only the right of the holders thereof on or after the redemption date to receive from such deposit the amount payable on redemption thereof, but without interest. In case the holders of shares of 8% Cumulative Preferred Stock which shall have been redeemed shall not within three years after the redemption date claim any amount so deposited in trust for the redemption of such shares, such bank or trust company shall, upon demand, pay over to the Corporation any such unclaimed amount so deposited with it, and shall thereupon be relieved of all responsibility in respect thereof, and thereafter the holders of such shares shall look only to the Corporation for payment of the redemption price thereof, but without interest.

                        (c) Any then outstanding shares of 8% Cumulative
            Preferred Stock shall be redeemed by the Corporation on December 31, 2000. Such redemption shall be at a redemption price and shall be effected in the same manner and with the same effect as provided in paragraphs (a) and (b) hereof for the redemption of shares of 8% Cumulative Preferred Stock at the option of the Corporation.

                        (d) Any then outstanding shares of 8% Cumulative
            Preferred Stock shall be redeemed by the Corporation upon the closing of the initial sale to the public by the Corporation of shares of its capital stock pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended. Such redemption shall be at a redemption price and shall be effected in the same manner and with the same effect as provided in paragraphs
            (a) and (b) hereof for the redemption of shares of 8% Cumulative Preferred Stock at the option of the Corporation.

                        (e)   For purposes hereof:

                  "Junior Stock" shall mean the Common Stock of the Corporation, any other stock over which the 8% Cumulative Preferred Stock has a preference as to payment of dividends or as to distribution of assets and any securities of whatever form which are convertible into or exchangeable for Junior Stock.

                  (5) Amendment. The consent of the holders of at least
            two-thirds of the outstanding shares of the 8% Cumulative Preferred Stock, given in person or by proxy, either in writing or at a special meeting called for the purpose, shall be necessary to effect or validate any one or more of the following:

                        (a) the authorization of, or any increase in the
            authorized amount of, any additional class of stock of the Corporation ranking prior to or on a parity with the 8% Cumulative Preferred Stock; or

                        (b) the amendment, change or alteration of the
            Certificate of Incorporation of the Corporation so as to affect adversely the rights or preferences of the 8% Cumulative Preferred Stock or the holders thereof.

                  (6) Limitations. The shares of Preferred Stock shall not have any voting powers and, except as set forth in this Article FOURTH,
            Section III, designations, preferences or relative, participating, operating or other special rights, qualifications, limitations or restrictions.

            FIFTH: Subject to the provisions of the General Corporation Law of the State of Delaware, the number of Directors of the Corporation shall be determined as provided by the By-Laws.

            SIXTH: To the fullest extent permitted by Section 145 of the Delaware General Corporation Law, or any comparable successor law, as the same may be amended and supplemented from time to time, the Corporation (i) may indemnify all persons whom it shall have power to indemnify thereunder from and against any and all of the expenses, liabilities or other matters referred to in or covered thereby, (ii) shall indemnify each such person if he is or is threatened to be made a party to an action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or because he was serving the Corporation or any other legal entity in any capacity at the request of the Corporation while a director, officer, employee or agent of the Corporation and (iii) shall pay the expenses of such a current or former director, officer, employee or agent incurred in connection with any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those entitled to indemnification or advancement of expenses may be entitled under any by-law, agreement, contract or vote of stockholders or disinterested directors or pursuant to the direction (however embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            SEVENTH: In furtherance and not in limitation of the general powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation, except as specifically stated therein.

            EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of ss.291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of ss.279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

            NINTH: Except as otherwise required by the laws of the State of Delaware, the stockholders and directors shall have the power to hold their meetings and to keep the books, documents and papers of the Corporation outside of the State of Delaware, and the Corporation shall have the power to have one or more offices within or without the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors. Elections of directors need not be by ballot unless the By-Laws of the Corporation shall so provide.

            TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

            ELEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock purchases under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of Delaware is amended to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                         *          *          *

            IN WITNESS WHEREOF, the Corporation caused its corporate seal to be hereunto affixed and this Amended and Restated Certificate of Incorporation to be signed by John E. Jordan, its President, and attested by Joseph J. Morrow, its Secretary, this 6th day of December, 1996.

                                    TELEPHONE ACCESS, INC.


                                    By /s/ John E. Jordan
                                       ------------------------
                                           John E. Jordan
                                           President

(Corporate Seal)

ATTEST:


    /s/ Joseph J. Morrow
---------------------------------
    Joseph J. Morrow
    Secretary

                           CERTIFICATE OF AMENDMENT OF

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             TELEPHONE ACCESS, INC.

                           Pursuant to Section 242 of
                         the General Corporation Law of
                              the State of Delaware

            Telephone Access, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

            FIRST: The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Article FIRST of the Amended and Restated Certificate of Incorporation in its present form and substituting therefor a new Article FIRST in the following form:

                  "FIRST: The name of the corporation is
            CulturalAccessWorldwide, Inc. (the "Corporation")."

            SECOND: The amendment to the Amended and Restated Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware, (a) the Board of Directors of the Corporation, in lieu of a meeting and vote of Directors, having duly adopted a resolution setting forth such amendment and declaring its advisability by unanimous written consent and (b) in lieu of a meeting and vote of stockholders, the holders of the capital stock of the Corporation having not less than the minimum number of votes that would have been necessary to adopt such an amendment at a meeting at which all stockholders having a right to vote thereon were present and voted having duly consented in writing to the adoption of such amendment and written notice thereof in accordance with Section 228 (d) of the General Corporation Law of the State of Delaware having been given to the holders who did not so consent.
      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the 28th day of August, 1997.

                              TELEPHONE ACCESS, INC.


                           By: /s/ Liam S. Donahue
                               --------------------------
                               Name: Liam S. Donohue
                               Title: Vice President

ATTEST:


By: /s/ Robert A. Ouimette
    ----------------------------
   Name: Robert A. Ouimette
   Title: Assistant Secretary




                          CERTIFICATE OF DESIGNATION OF
                   8% CUMULATIVE PREFERRED STOCK, SERIES 1997

                                       OF

                          CULTURALACCESSWORLDWIDE, INC.

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware


                  We, Liam S. Donohue, Vice President, and Robert A. Ouimette, Assistant Secretary, of CulturalAccessWorldwide, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

                  That pursuant to the authority conferred upon the Board of Directors by Article Fourth of the Amended and Restated Certificate of Incorporation of the Corporation, and in accordance with the provisions of
Section 151 of the General Corporation Law of the State of Delaware, on October 21, 1997, the Board of Directors of the Corporation adopted the following resolution creating a class of its Preferred Stock, $.01 par value, designated as 8% Cumulative Preferred Stock, Series 1997:

                                    RESOLVED, that pursuant to the authority
                  vested in the Board of Directors of this Corporation in accordance with the provisions of Article Fourth of its Certificate of Incorporation (the "Certificate of Incorporation"), a class of Preferred Stock, $.01 par value, of the Corporation be, and it hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such class, and the qualifications, limitations or restrictions thereof, are as follows:

                                    (1) Designation and Amount. An aggregate of
                  18,000 shares of Preferred Stock, $.01 par value, of the Corporation, are hereby constituted as a class designated as "8% Cumulative

                                                                               2
                  Preferred Stock, Series 1997." Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of such class to a number less than the number of shares of such class then outstanding plus the number of shares of such class reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into shares of such class.

                                    (2) Dividends. The holders of the 8%
                  Cumulative Preferred Stock, Series 1997 shall be entitled to receive dividends in cash, when and as declared by the Board of Directors, but only out of any funds of the Corporation legally available therefor. The dividend rate for the 8% Cumulative Preferred Stock, Series 1997 shall be $8.00 per share per annum, and shall be payable quarterly on March 31, June 30, September 30 and December 31 in each year commencing September 30, 1997. If dividends with respect to the 8% Cumulative Preferred Stock, Series 1997 are to be declared for any dividend period, then not less than 20 days prior to the date for payment of such dividend, the Board of Directors shall by resolution declare a dividend for such quarterly period, out of funds legally available therefor, at the rate prescribed herein. Dividends shall be cumulative on shares of 8% Cumulative Preferred Stock, Series 1997 from January 15, 1997, the date of original issuance of the 8% cumulative preferred stock, $.01 par value, of TLM Holdings Corp., which will be exchanged for shares of 8% Cumulative Preferred Stock, Series 1997 and for which no dividends have been paid to date. If the full amount of the dividends on the 8% Cumulative Preferred Stock, Series 1997, including all accumulated and unpaid dividends, payable upon any quarterly payment date is not so paid,

                                                                               3
                  then such dividends shall cumulate until so paid.
                  No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the 8% Cumulative Preferred Stock, Series 1997 that may be in arrears. If full cumulative dividends are not paid on the 8% Cumulative Preferred Stock, Series 1997, all dividends declared on shares of the 8% Cumulative Preferred Stock, Series 1997 shall be paid pro rata to the holders of the outstanding 8% Cumulative Preferred Stock, Series 1997. So long as any shares of 8% Cumulative Preferred Stock, Series 1997 are outstanding, the Corporation shall not declare, pay or set aside for payment any dividends or other distributions in respect of Junior Stock (as hereinafter defined), other than dividends payable in shares of Common Stock to all holders of Common Stock, or call for redemption or redeem any shares of Junior Stock unless full cumulative dividends for all past dividend periods shall have been declared and paid on the 8% Cumulative Preferred Stock, Series 1997.

                                    (3) Liquidation, Dissolution or Winding Up.
                  The amount payable on the 8% Cumulative Preferred Stock, Series 1997 in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be $100 per share plus an amount equal to all dividends per share accrued (whether or not declared) during the dividend period in which such liquidation, dissolution or winding up occurs and all cumulated and unpaid dividends per share accrued during prior dividend periods. The merger or consolidation of the Corporation into or with another corporation, the merger or consolidation of any other corporation into or with the Corporation, or the sale, transfer, mortgage, pledge or lease of all or substantially all the assets of the Corporation shall not be deemed to be a

                                                                               4
                  liquidation, dissolution or winding up of the Corporation.

                                    (4) Redemption. (a) The Corporation shall
                  have the right, but not the obligation, to redeem all or part of the outstanding shares of the 8% Cumulative Preferred Stock, Series 1997 at any time or from time to time. The price at which such stock shall be redeemed shall be $100 per share plus an amount equal to all dividends per share accrued (whether or not declared) during the dividend period in which the redemption occurs and all cumulated and unpaid dividends per share, if any, accrued during prior dividend periods. If less than all of the outstanding shares of the 8% Cumulative Preferred Stock, Series 1997 shall be redeemed, the particular shares to be redeemed shall be allocated among the holders of the 8% Cumulative Preferred Stock, Series 1997 on a pro rata basis.

                                            (b)      Notice of any redemption
                  specifying the date fixed for said redemption and the place where the amount to be paid upon redemption is payable shall be mailed, postage prepaid, at least 30 days, but not more than 60 days, prior to said redemption date to the holders of record of the 8% Cumulative Preferred Stock, Series 1997 to be redeemed at their respective addresses as the same shall appear on the books of the Corporation. If such notice of redemption shall have been so mailed, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the Corporation separate and apart from its other funds, in trust for the account of the holders of the shares to be redeemed (and so as to be and continue to be available therefor), then, on and after said redemption date, notwithstanding that any certificate for shares of the 8% Cumulative Preferred Stock, Series 1997 so called for redemption shall not

                                                                               5
                  have been surrendered for cancellation, the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, the right to receive dividends thereon shall cease to accrue, and all rights with respect to such shares of the 8% Cumulative Preferred Stock, Series 1997 so called for redemption shall forthwith cease and terminate, except only the right of the holders thereof to receive out of the funds so set aside in trust, the amount payable on redemption thereof, but without interest. However, if such notice of redemption shall have been so mailed, and if prior to the date of redemption specified in such notice said funds shall be deposited in trust for the account of the holders of the shares to be redeemed (and so as to be and continue to be available therefor), with a bank or trust company named in such notice doing business in the Borough of Manhattan in the City of New York and having capital, surplus and undivided profits of at least $50,000,000, thereupon and without awaiting the redemption date, all shares of 8% Cumulative Preferred Stock, Series 1997 with respect to which such notice shall have been mailed and such deposit shall have been so made shall be deemed to be no longer outstanding, and all rights with respect to such shares of 8% Cumulative Preferred Stock, Series 1997 shall forthwith, upon such deposit in trust, cease and terminate, except only the right of the holders thereof on or after the redemption date to receive from such deposit the amount payable on redemption thereof, but without interest. In case the holders of shares of 8% Cumulative Preferred Stock, Series 1997 which shall have been redeemed shall not within three years after the redemption date claim any amount so deposited in trust for the redemption of such shares, such bank or trust company shall, upon demand, pay over to the Corporation any such unclaimed amount so deposited with it, and shall thereupon

                                                                               6
                  be relieved of all responsibility in respect thereof, and thereafter the holders of such shares shall look only to the Corporation for payment of the redemption price thereof, but without interest.

                                            (c) Any then outstanding shares of
                  8% Cumulative Preferred Stock, Series 1997 shall be redeemed by the Corporation on December 31, 2000. Such redemption shall be at a redemption price and shall be effected in the same manner and with the same effect as provided in paragraphs (a) and (b) hereof for the redemption of shares of 8% Cumulative Preferred Stock, Series 1997 at the option of the Corporation.

                                            (d) Any then outstanding shares of
                  8% Cumulative Preferred Stock, Series 1997 shall be redeemed by the Corporation upon the closing of the initial sale to the public by the Corporation of shares of its capital stock pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended. Such redemption shall be at a redemption price and shall be effected in the same manner and with the same effect as provided in paragraphs (a) and (b) hereof for the redemption of shares of 8% Cumulative Preferred Stock, Series 1997 at the option of the Corporation.

                                            (e)      For purposes hereof:

                                    "Junior Stock" shall mean the Common Stock
                  of the Corporation, any other stock over which the 8% Cumulative Preferred Stock, Series 1997 has a preference as to payment of dividends or as to distribution of assets and any securities of whatever form which are convertible into or exchangeable for Junior Stock.

                                                                               7
                                    (5) Amendment. The consent of the holders of
                  at least two-thirds of the outstanding shares of the 8% Cumulative Preferred Stock, Series 1997, given in person or by proxy, either in writing or at a special meeting called for the purpose, shall be necessary to effect or validate any one or more of the following:

                                            (a) the authorization of, or any
                  increase in the authorized amount of, any additional class of stock of the Corporation ranking prior to or on a parity with the 8% Cumulative Preferred Stock, Series 1997; or

                                            (b) the amendment, change or
                  alteration of the Certificate of Incorporation of the Corporation so as to affect adversely the rights or preferences of the 8% Cumulative Preferred Stock, Series 1997 or the holders thereof.

                                    (6) Voting Rights. The holders of the 8%
                  Cumulative Preferred Stock, Series 1997 shall be entitled to one vote for each share held on all matters submitted to a vote of the stockholders of the Corporation and shall vote as a single class with the holders of the Common Stock of the Corporation and the holders of any other shares of capital stock of the Corporation accorded such right at all meetings of stockholders and upon all matters that are submitted to the stockholders of the Corporation except upon such matters with respect to which the holders of 8% Cumulative Preferred Stock, Series 1997 or Common Stock or any other capital stock of the Corporation shall have the right to vote as a separate class pursuant to applicable law.

                                    (7) Priority. The 8% Cumulative Preferred
                  Stock, Series 1997 shall be senior to the Junior Stock of the Corporation but shall be of equal rank with the 8% Cumulative Preferred Stock

                                                                               8
                  of the Corporation in all respects including, but not limited to, payment of dividends, redemption, liquidation, dissolution, winding up or any other preferences or rights and the shares of 8% Cumulative Preferred Stock, Series 1997 shall be identical with the 8% Cumulative Preferred Stock in all respects, except as to voting rights as provided in paragraph 6 above and except as to the dates from and after which dividends thereon shall be cumulative.

                  This Certificate of Designation was authorized by resolution duly adopted by the Board of Directors of the Corporation by unanimous written consent on October 21, 1997.

                  IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunder affixed and this Certificate of Designation to be signed by Liam S. Donohue, its President, and attested to by Robert A. Ouimette, its Assistant Secretary, as of the 21st day of October, 1997.


                               CULTURALACCESSWORLDWIDE, INC.



                               /s/ Liam S. Donohue
                               --------------------
                                    Liam S. Donohue
                                     Vice President

[SEAL]

Attest:

/s/ Robert A. Ouimette
------------------------
     Robert A. Ouimette
     Assistant Secretary